Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

May 20, 2009

Regions Financial Corporation,

1900 Fifth Avenue North,

Birmingham, Alabama 35203.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of 138,000,000 shares (the “Securities”) of Common Stock, par value $0.01 per share, of Regions Financial Corporation, a Delaware corporation (the “Company”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, we advise you that, in our opinion, when the Registration Statement relating to the Securities has become effective under the Act, the terms of the sale of the Securities have been duly established in conformity with the Company’s restated certificate of incorporation, and the Securities have been duly issued and delivered in exchange for the 6.625% Trust Preferred Securities issued by Regions Financing Trust II as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of Common Stock” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP